Exhibit 10.8

AMENDMENT #2 TO THE COINBASE PRIME – EXCHANGE-TRADED PRODUCT (ETP) STAKING ADDENDUM

This Amendment #2 (this “Amendment”) dated as of August 27, 2026 (the “Effective Date”), to the Exchange-Traded Product (ETP) Staking Addendum, dated October 8, 2025, addendum to the Coinbase Custody Services Agreement dated July 29, 2023 as amended and restated from time to time (the “Original Addendum”), by and between Coinbase, Inc. (“Coinbase”), as agent for itself and for the Coinbase Entities and Bitwise Investment Advisers, LLC in its capacity as sponsor of the Funds (“Client”). Each Coinbase Entity and each Client may be individually referred to as a “Party” and collectively, the “Parties”.

WHEREAS, the Parties desire to amend the Original Addendum as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual agreement as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Original Addendum.

2. Amendments. Annex A to the Original Addendum is hereby amended and restated in its entirety and replaced with the version of Annex A attached to this Amendment (the “Revised Annex A”). The Revised Annex A shall supersede and replace the previous Annex A for all purposes under the Original Addendum as of the Effective Date of this Amendment.

3. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a portable document format (pdf) or by another electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

4. Effectiveness. This Amendment shall be deemed effective as of the Effective Date .

5. Ratification. Upon this Amendment becoming effective pursuant to Section 4 above, the Original Addendum shall be, and be deemed to be, modified and amended in accordance with this Amendment. Except as specifically amended hereby, all of the terms and conditions of the Original Addendum are in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. The Original Addendum as amended by this Amendment sets out all terms agreed between the Parties and supersedes all other agreements between the Parties relating to its subject matter.

[signature page to follow]

COINBASE, INC. for itself and as agent for the Coinbase Entities

By: /s/ Kevin Johnson
Name: Kevin Johnson
Title: VP Sales and Trading
Date: August 27, 2026

CLIENT: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the Funds

By: /s/ Johanna Collins-Wood
Name: Johanna Collins-Wood
Title: Vice President
Date: August 27, 2026

CLIENT: BITWISE INVESTMENT ADVISERS, LLC, as Sponsor in its individual capacity

By: /s/ Johanna Collins-Wood
Name: Johanna Collins-Wood
Title: Vice President
Date: August 27, 2026

Annex A

Eligible Digital Asset	Approved Validator	Fees
ETH	Attestant Limited
SOL	Attestant Limited
AVAX	Attestant Limited
NEAR	Attestant Limited

A-1